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1                                                      Exhibit 10(c)
                                                       FORM 10-Q for the Quarter
                                                       Ended September 30, 1996

          AMENDMENT TO SHARE PERFORMANCE AWARD UNDER THE 1993 LONG-TERM
                                 INCENTIVE PLAN

     RESOLVED: that the Board of Directors hereby approves the share performance incentive award (the "Award") under the AT&T Capital Corporation 1993 Long-Term Incentive Plan (the "Plan"), as set forth below, effective as of the Effective Time of the merger among AT&T Capital Corporation, AT&T Corp., Hercules Limited, and Antigua Acquisition Corporation, contemplated by the Agreement and Plan of Merger, dated as of June 5, 1996, among such entities:

     1. Section 2(b) of your Award is amended by adding at the end thereof the following new clauses (iv), (v) and (vi):

     "(iv) Notwithstanding anything to the contrary in this Section 2(b), upon the consummation of the merger (the "Effective Time") among AT&T Capital Corporation, AT&T Corp., Hercules Limited, and Antigua Acquisition Corporation contemplated by the Agreement and Plan of Merger, dated as of June 5, 1996, among such entities (the "Merger Agreement"), the Company shall pay to the Employee (i) 100% of the Employee's Maximum Payout (without discount) for each pending Performance Period and (ii) with respect to any Performance Period completed within twelve (12) months prior to the Effective Time, the excess of
(A) 100% of the Maximum Payout for the Employee for such Performance Period over
(B) the payment actually made to the Employee for such Performance Period.

     (v) Notwithstanding anything to the contrary in this Section 2(b), with respect to each Performance Period which has not commenced as of the Effective Time, the Award payout for the Employee will be equal to 100% of the Employee's Maximum Payout (without discount) for such Performance period; provided, however, that if the Employee is not a member of the Company's Leadership Forum, such payment of 100% of the Employee's Maximum Payout will not be made unless the Employee has entered into an agreement with Hercules Limited and the "Surviving Corporation" (as defined in the Merger Agreement) to revise the terms of the Company's Leadership Severance Plan or the Company's Member Severance Plan, as applicable, to modify the definition of "Qualifying Termination" in such plans, as it applies to the Employee. In the event an Award Payout is not made to the Employee pursuant to this clause (v), Performance Periods beginning after the Effective Time will continue pursuant to the terms of this Agreement (without regard to this clause (v)) with respect to the Employee.

     (vi) Notwithstanding anything in the contrary in this Section 2(b), all payments to be made under clauses (iv) and (v) above shall be made promptly (but not later than 30 days) following the Effective Time."

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